UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

National Instruments Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NATIONAL INSTRUMENTS CORPORATION

Notice of Annual Meeting of Stockholders

May 13, 2014

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of National Instruments Corporation, a Delaware corporation (“NI”), will be held on May 13, 2014, at 9:00 a.m. local time, at NI’s principal executive offices located at 11500 North Mopac Expressway, Building C, Austin, Texas 78759 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.     To elect each of Mr. Jeffrey L. Kodosky, Dr. Donald M. Carlton and Mr. Michael E. McGrath to the Board of Directors for a term of three years.

2.     To increase the number of shares reserved under NI’s 1994 Employee Stock Purchase Plan by 3,000,000 shares.

3.     To ratify the appointment of Ernst & Young LLP as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.     To consider and approve an advisory (non-binding) proposal concerning our executive compensation program.

5.     To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 14, 2014, are entitled to receive notice of and to vote at the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote on the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received in the mail. If you received a paper copy of a proxy card by mail in response to your request for a hard copy of the proxy materials for the Annual Meeting, you may also vote by Internet, telephone, or by completing, signing and dating your proxy card and mailing it in the postage-prepaid envelope enclosed for that purpose, in each case by following the instructions on the proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

Stockholders attending the Annual Meeting may vote in person even if they have submitted a proxy. However, if you have submitted a proxy and wish to vote at the Annual Meeting, you must notify the inspector of elections of your intention to revoke the proxy you previously submitted and instead vote in person at the Annual Meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm you are entitled to vote the shares.

Sincerely,

/s/ David G. Hugley

Secretary

Austin, Texas

April 1, 2014

NATIONAL INSTRUMENTS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of National Instruments Corporation, a Delaware corporation (“NI”), has made proxy materials available to you on the Internet or, upon your request, has delivered printed versions of proxy materials to you by mail, in connection with the Board’s solicitation of proxies for use at NI’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 13, 2014, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at NI’s principal executive offices at 11500 North Mopac Expressway, Building C, Austin, Texas 78759. NI’s telephone number is (512) 338-9119.

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), NI is now furnishing proxy materials to NI’s stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 1, 2014.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” notices of Internet availability of proxy materials, proxy statements and annual reports. This means that only one (1) copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of any of these documents to any stockholder who contacts our investor relations department at 11500 North Mopac Expressway, Austin, Texas 78759-3504, (512) 683-5090, requesting such copies. If a stockholder is receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the printed versions of such other accounts at the stockholder’s household and would like to receive a single copy of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.

Record Date; Outstanding Shares

Stockholders of record at the close of business on March 14, 2014 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 126,091,842 shares of NI’s common stock, $0.01 par value, were issued and outstanding.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors in Proposal One, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected. However, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. See “Proposal One: Election of Directors—Vote Required; Recommendation of Board of Directors” for additional information on these guidelines.

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting will be required to approve each of Proposals Two, Three and Four.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.

Treatment of Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining (i) either the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have no effect on the election of directors in Proposal One.

While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of the voting on Proposals One, Two, Three or Four.

A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the ratification of our independent registered public accounting firm in Proposal Three), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders of NI may submit proper proposals for inclusion in NI’s Proxy Statement and for consideration at the annual meeting of stockholders to be held in 2015 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2015, stockholder proposals must be received by the Secretary of NI no later than December 2, 2014, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, NI’s bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s Proxy Statement. For director nominations or other business to be properly brought before NI’s 2015 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than January 31, 2015 and no earlier than January 1, 2015. If the date of NI’s 2015 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2014 Annual Meeting, your notice of a proposal will be timely if it is received by NI by the close of business on the tenth day following the day NI publicly announces the date of the 2015 annual meeting.

The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2015 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

NI’s Board of Directors is divided into three classes, with the term of the office of one class expiring each year. The authorized number of directors which constitutes the entire Board of Directors is currently seven, with two directors in Class I, three directors in Class II, and two directors in Class III.

The terms of office of Class II directors Mr. Jeffrey L. Kodosky, Dr. Donald M. Carlton and Mr. John K. Medica will expire at the Annual Meeting. NI’s Board of Directors has nominated Mr. Kodosky, Dr. Carlton and Mr. Michael E. McGrath for election as Class II directors at the Annual Meeting. The terms of office of Class III directors Ms. Duy-Loan T. Le and Mr. Charles J. Roesslein will expire at the 2015 annual meeting. The terms of office of Class I directors Dr. James J. Truchard and Mr. John M. Berra will expire at the 2016 annual meeting.

Under the listing requirements of the Nasdaq Stock Market, a majority of the Board of Directors must be comprised of independent directors. The Board of Directors has determined that each of Mr. Berra, Dr. Carlton, Ms. Le, Mr. McGrath and Mr. Roesslein is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Vote Required; Recommendation of Board of Directors

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. Cumulative voting is not permitted by NI’s Certificate of Incorporation.

Under NI’s Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote.

In such event, the Nomination and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withheld” votes. In making this recommendation, the Nomination and Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons why stockholders “withheld” votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to NI, whether by accepting such resignation NI will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of NI and its stockholders.

The Board will promptly act on the Nomination and Governance Committee’s recommendation no later than 90 days following its receipt of such recommendation. In considering the Nomination and Governance Committee’s recommendation, the Board will consider the factors considered by the Nomination and Governance Committee and such additional information and factors the Board believes to be relevant.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s nominees named below. If any nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Nominees for Election at the Annual Meeting

The Nomination and Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the three individuals set forth in the table below for nomination by our full Board of Directors. Based on such recommendation, our Board of Directors nominated such directors for election at the Annual Meeting. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, current principal occupation and business experience.

Name of Nominee	Age	Position/Principal Occupation	Director Since
Jeffrey L. Kodosky	64	Director; Fellow of NI	1976
Donald M. Carlton (1) (3)	76	Director; Former President and Chief Executive Officer of Radian International LLC	1994
Michael E. McGrath	64	Author, Business Strategy Consultant	N/A

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nomination and Governance Committee

Jeffrey L. Kodosky co-founded NI in 1976 and has been a member of NI’s Board of Directors since that time. He was appointed Vice President of NI in 1978 and served as Vice President, Research and Development from 1980 to 2000. Since 2000, he has held the position of Business and Technology Fellow. Prior to 1976, he was employed at Applied Research Laboratories (“ARL”), at the University of Texas at Austin (“UT Austin”). Mr. Kodosky received his bachelor’s degree in Physics from Rensselaer Polytechnic Institute.

The Board concluded that Mr. Kodosky should be nominated and serve as a director since he is a founder of NI, a highly respected mentor in the NI global R&D organization and he continues to chart new directions for NI’s flagship product, LabVIEW. Mr. Kodosky has developed more than 30 patented LabVIEW technologies and his ongoing work has helped NI grow this software into an award-winning industry programming environment that addresses a variety of industries and application areas.

Donald M. Carlton, PhD, has been a member of NI’s Board of Directors since 1994. From February 1996 until December 1998, Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms.

Dr. Carlton received his bachelor’s degree in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is a former director of American Electric Power and Temple-Inland, Inc., publicly traded companies.

The Board concluded that Dr. Carlton should be nominated and serve as a director since he has a broad background as an executive and has significant experience in sales which is key to NI. He also has experience in the development of large accounts, marketing strategies, chemical process development, supply chain and inventory management, accounting and compliance with SEC matters, all of which skills the Board believes are important to have represented on the NI Board.

Michael E. McGrath is a highly experienced executive, entrepreneur and bestselling author dealing with decision making techniques and processes. He is a frequent featured guest on business television segments and his advice has appeared in many publications. He served as a director of i2 Technologies, a supply chain management and software services company, from September 2004 to May 2008, and as its CEO and President from February 2005 to July 2007. He served on the board of directors of Entrust, Inc., from February 2007, and as Chairman of the Board starting in November 2008, until the company was sold in July 2009. He served as executive chairman of the board of The Thomas Group from February 2008 to March 2012, and as acting CEO for a period of time. The Thomas Group filed for bankruptcy protection in March 2012. He also served on the board of Sensable Technologies from 2000 until 2009 and currently serves on the board of Revolution Analytics. He was a founder and the Chief Executive Officer of Pittiglio Rabin Todd & McGrath, a management consulting firm, for 28 years, retiring from the firm in July 2004. Mr. McGrath is the author of Product Strategy for High-Technology Companies, Next Generation Product Development, Business Decisions, and other books. Mr. McGrath received his bachelor’s degree in Computer Science from Boston College, and his master’s degree in Business Administration from Harvard Business School.

The Board concluded that Mr. McGrath should be nominated and serve as a director since he has an extensive background in product development strategy, strategic product marketing, and software services. Having served as CEO of i2 Technologies, a vendor of supply chain management software, he has knowledge of software systems, experience selling into corporate opportunities, and experience developing large accounts. In particular, he has experience with management functions including software marketing and sales force management activities, and software development. He is an experienced consultant and author with knowledge of cloud computing and smartmobile applications, which are relevant for NI’s business.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, current principal occupation and business experience.

Name of Director	Age	Position/Principal Occupation	Director Since
Charles J. Roesslein (1) (3)	65	Director; Former Chairman of the Board of Directors and President of Prodigy Communications Corporation	2000
Duy-Loan T. Le (2)	51	Director; Senior Fellow of Texas Instruments, Inc.	2002
James J. Truchard	70	Chairman of the Board of Directors and Chief Executive Officer and President of NI	1976
John M. Berra (1) (2) (3)	66	Director; Former Chairman of Emerson Process Management and Former Executive Vice President of Emerson Electric Company	2010

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nomination and Governance Committee

Charles J. Roesslein has been a member of NI’s Board of Directors since July 2000. Since 2004, Mr. Roesslein has been Chief Executive Officer of Austin Tele-Services, LLC, which is in the secondary market for telecom and IT assets. During 2000, Mr. Roesslein served as the Chairman of the Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of Atlantic Tele-Network, Inc., a publicly traded company.

The Board concluded that Mr. Roesslein should serve as a director since he brings a wealth of financial and executive experience to the Board including extensive experience in the development of large accounts while serving Southwestern Bell Corporation’s customers. He also has a strong financial background having served as Vice President and Chief Financial Officer of Southwestern Bell Publications and as Vice President and Chief Financial Officer of Southwestern Bell Telephone Company. Mr. Roesslein has an extensive high level background in the telecom industry and in telecom technologies.

Duy-Loan T. Le has been a member of NI’s Board of Directors since September 2002. During her continuing 31-year career at Texas Instruments, Inc. (“TI”), in 2002, Ms. Le became the first woman at TI elected to the rank of Senior Fellow. Prior to this role, she held leadership positions throughout TI. Since 2000, she has been Digital Signal Processor (DSP) Advanced Technology Ramp Manager at TI, with responsibilities which include assisting with product execution on advanced technology nodes such as 180nm, 130nm, 90nm, 65nm, 40nm, and 28nm. Ms. Le is currently the Embedded Processing (EP) RAMP Manager, responsible for technology readiness and product execution for TI’s multibillion-dollar digital business. Ms. Le has been awarded 24 patents and has 7 pending applications. She holds a bachelor’s degree in Electrical Engineering from the UT Austin and a master’s degree in Business Administration from the University of Houston.

The Board concluded that Ms. Le should serve as a director since she has extensive experience managing platform-based product development. At TI, she oversees the definition of technology requirements, leads technology qualifications with the development teams, and directs execution to achieve functionality, performance, power, yield, quality, reliability and capacity goals to enable successful product launch and ramp. She has managed global R&D centers for TI; these teams span multiple countries, disciplines, businesses, and organizations across TI. She has over 20 years of process manufacturing experience. These skills and knowledge are relevant for NI’s business.

James J. Truchard, PhD co-founded NI in 1976 and has served as its Chief Executive Officer, President and Chairman of the Board of Directors since inception. From 1963 to 1976, Dr. Truchard worked at the Acoustical Measurements Division at ARL at UT Austin, as Research Scientist and later Division Head. Dr. Truchard received his PhD in Electrical Engineering, his master’s degree in Physics and his bachelor’s degree in Physics, all from UT Austin.

The Board concluded that Dr. Truchard should serve as a director since he is a founder and large stockholder of NI and has pioneered the development of virtual instrumentation software and hardware. Further, the Board recognizes that under Dr. Truchard’s leadership as a Board member and as CEO, he has inspired innovation, growth, and expansion over a period of over 30 years to make NI a highly successful, worldwide enterprise while maintaining an entrepreneurial spirit.

John M. Berra has been a member of NI’s Board of Directors since May 2010. From October 2008 through September 2010, Mr. Berra served as Chairman of Emerson Process Management, a global leader in providing solutions to customers in process control, and as Executive Vice President of Emerson Electric Company. From 1997 until 2008, he served as President of Emerson Process Management. Mr. Berra has diversified experience in global business, strategic planning, technology, organizational planning and acquisitions. Mr. Berra joined Emerson’s Rosemount division as a marketing manager in 1976 and, thereafter, continued assuming more prominent roles in the organization until 1997, when he was named President of Emerson’s Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company. Mr. Berra is currently a director of Ryder System, Inc., and serves as a member of that company’s compensation committee, and as a member of its finance committee.

The Board concluded that Mr. Berra should serve as a director due to his significant executive level experience at leading corporations Emerson and Monsanto. In particular, as President of Emerson Process Management, he was chief executive of a $6.7 billion dollar global corporation. He has extensive experience growing large accounts and broad based sales and marketing experience concentrated in a number of markets. He also has extensive experience in hardware development of measurement products and control systems and software dealing with PC software and embedded applications.

There is no family relationship between any director, director nominee or officer of NI.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) by each director and director nominee, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)		Approximate Percentage Owned (2)
James J. Truchard 11500 North Mopac Expressway Austin, Texas 78759	24,094,882	(3)	19.11%
Brown Advisory, Inc 901 South Bond Street, Suite 400 Baltimore, Maryland 21231	10,297,080	(4)	8.17%
Jeffrey L. Kodosky	2,271,686	(5)	1.80%
Alexander M. Davern	75,111	(6)	* %
Eric H. Starkloff	11,023	(7)	* %
Pete Zogas	88,734	(8)	* %
Charles J. Roesslein	79,920	(9)	* %
Duy-Loan T. Le	66,352	(10)	* %
Donald M. Carlton	44,090	(11)	* %
John K. Medica	35,230	(12)	* %
John M. Berra	19,804	(13)	* %
Michael E. McGrath	—		* %
All executive officers and directors as a group (10 persons)	26,737,379	(14)	21.20%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 126,091,842 shares of common stock outstanding on March 14, 2014 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 14, 2014, including restricted stock units (“RSUs”).

(3)	Includes 9,364,097 shares beneficially owned by Dr. Truchard, 11,372,292 shares held in three trust accounts, 3,281,250 shares held in a limited partnership for which Dr. Truchard is the general partner, and 77,243 shares held by a non-profit corporation of which Dr. Truchard is president.

(4)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 7, 2014, reflecting beneficial ownership as of December 31, 2013. The Schedule 13G/A states that Brown Advisory, Inc. and/or its subsidiaries have sole voting power with respect to 7,923,391 shares of common stock, shared voting power with respect to 128,198 shares of common stock and shared dispositive power with respect to 10,297,080 shares of common stock.

(5)

Includes an aggregate of 1,050,708 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 142,383 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 99,000 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 12,000 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 107,942 shares held in 15 trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 429,827 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. (Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total 2,271,686 shares.)

(6)	Includes 15,075 shares subject to RSUs which vest within 60 days of March 14, 2014.

(7)	Includes 5,215 shares subject to RSUs which vest within 60 days of March 14, 2014.

(8)	Includes 8,816 shares subject to RSUs which vest within 60 days of March 14, 2014.

(9)	Includes 4,263 shares subject to RSUs which vest within 60 days of March 14, 2014, and 1,500 shares held by Mr. Roesslein’s son.

(10)	Includes 4,263 shares subject to RSUs which vest within 60 days of March 14, 2014.

(11)	Includes 4,263 shares subject to RSUs which vest within 60 days of March 14, 2014.

(12)	Includes 4,263 shares subject to RSUs which vest within 60 days of March 14, 2014.

(13)	Includes 4,263 shares subject to RSUs which vest within 60 days of March 14, 2014.

(14)	Includes 46,154 shares subject to RSUs which vest within 60 days of March 14, 2014.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors of NI held a total of six meetings during 2013. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. NI encourages, but does not require, its board members to attend NI’s annual meeting. In 2013, all directors, with the exception of Mr. Medica, attended NI’s annual meeting.

Board Leadership Structure

The Board of Directors believes that NI’s Chief Executive Officer, Dr. Truchard, is best situated to serve as Chairman because he is the director most familiar with NI’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Dr. Truchard is also a founder of NI and NI’s largest stockholder. The Board’s independent directors and management directors have different perspectives and roles in strategic development. NI’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer and the other management director bring company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance. NI does not have a lead independent director.

The NI Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for NI’s executive officers and other employees. The full Board of Directors receives reports on various risk related items at each of its regular meetings including risks related to NI manufacturing operations, intellectual property, taxes, products and employees. The Board also receives periodic reports on NI’s efforts to manage such risks through safety measures, insurance or self-insurance.

Communications to the Board of Directors

Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board of the Directors will be reviewed by NI’s General Counsel or his designee, who will forward such correspondence to the appropriate members of the Board of the Directors.

Audit Committee

The Audit Committee, which currently consists of directors Donald M. Carlton, Charles J. Roesslein, and John M. Berra, met six times during 2013. The Audit Committee appoints, compensates, retains and oversees the engagement of NI’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of NI’s consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews NI’s compliance with matters relating to environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by NI regarding accounting, internal accounting controls or auditing matters and for NI employees to submit concerns regarding such matters on a confidential and anonymous basis. The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Dr. Carlton and Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Nomination and Governance Committee

The Nomination and Governance Committee, which currently consists of directors Charles J. Roesslein, Donald M. Carlton, and John M. Berra, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met four times during 2013. The Nomination and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairpersons, and develops board governance principles. The Nomination and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination and Governance Committee also considers issues of diversity, such as education, professional experience and differences in viewpoints and skills. The Nomination and Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nomination and Governance Committee believe that it is important that the members of the Board of Directors represent diverse viewpoints. The Nomination and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. NI does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nomination and Governance Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Compensation Committee

The Compensation Committee, which currently consists of directors Duy-Loan T. Le, John M. Berra, and John K. Medica each of whom is deemed to be an “independent director” as that term is defined by applicable SEC rules, Nasdaq listing standards and other requirements, met six times during 2013. The charter of the Compensation Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works closely with Dr. Truchard and NI’s vice president of human resources and others as required in evaluating the financial, accounting, tax and retention implications of NI’s various compensation programs. The vice president of human resources regularly attends the meetings of the Compensation Committee and, at such meetings, provides advice on compensation matters to the Compensation Committee. The vice president of human resources also provides guidance to the Compensation Committee concerning compensation matters as they relate to NI’s executive officers. Neither Dr. Truchard, the vice president of human resources, nor any of NI’s other executives participates in deliberations relating to his own compensation.

Under the terms of its charter, the Compensation Committee establishes the compensation of NI’s Chief Executive Officer, evaluates the performance of NI’s executive officers, and establishes the salaries and cash bonus compensation of the executive officers based on recommendations of the Chief Executive Officer. The Compensation Committee also periodically examines NI’s compensation structure to evaluate whether NI is rewarding its officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to NI’s management and Board of Directors. The Compensation Committee also has oversight responsibility for NI’s 2010 Incentive Plan, 2005 Incentive Plan, Employee Stock Purchase Plan and Amended and Restated 1994 Incentive Plan. The Board of Directors may by resolution prescribe additional authority and duties to the Compensation Committee.

The Compensation Committee’s charter does not contain a provision providing for the delegation of its duties to other persons. The Compensation Committee has not delegated any of its authority.

For a discussion of NI’s utilization of compensation consultants, see “Compensation Discussion and Analysis.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the “Compensation Committee” section and do not include any NI executive officers. During 2013, no NI executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on NI’s Compensation Committee. During 2013, no NI executive officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of the NI Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

NI had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2013.

Policy and Procedures for Review, Approval, or Ratification of Related Party Transactions

Pursuant to its written charter, the Audit Committee is responsible for reviewing NI’s policies relating to the avoidance of conflicts of interests and past or proposed transactions between NI, members of the Board of Directors of NI, and management. NI considers “related person transactions” to mean all transactions involving a “related person,” which under SEC rules means an executive officer, director or a holder of more than five percent of NI’s common stock, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.

In any transaction involving a related person, NI’s Audit Committee would consider the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related person; the risks, costs and benefits of the transaction to NI; whether any alternative transactions or sources for comparable services or products are available; and, in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on such director’s independence.

After considering such facts and circumstances, NI’s Audit Committee determines whether approval, ratification or rescission of the related person transaction is in NI’s best interests. NI’s Audit Committee believes that all employees and directors should be free from conflicting interests and influences of such nature and importance as would make it difficult to meet their applicable fiduciary duties and loyalty to NI, and reviews all related party transactions against the foregoing standard.

NI’s written policies and procedures for review, approval or ratification of transactions that pose a conflict of interest, including related person transactions, are set forth in its Code of Ethics, which contains, among other policies, a conflicts of interest policy for all employees, including NI’s executives, and a conflicts of interest policy for non-employee directors.

Under NI’s written conflicts of interest policy applicable to all employees, including NI’s executives, every employee is required to report to NI’s President any information regarding the existence or likely development of conflicts of interest involving themselves or others within NI. While

NI provides examples of potential conflicts of interests, such as investments in enterprises that do business with NI, compensation for services to any person or firm which does business with NI, or gifts and loans and entertainment from any person or firm having current or prospective dealings with NI, the policy applicable to employees expressly states that the examples provided are illustrative only and that each employee should report any other circumstance which could be construed to interfere actually or potentially with loyalty to NI. Transactions involving potential conflicts of interests for employees are reviewed by NI’s President, who makes a determination as to whether there exists any conflict of interest or relationship which violates NI’s policies and the appropriate actions to take with respect to such relationship. NI’s General Counsel reports to the Audit Committee the conflict of interest reports received and acted upon by the President. In the event a report was received concerning a potential conflict of the President or a member of the Board of Directors, the Audit Committee would review such matter.

The written conflicts of interest policy applicable to all non-employee directors is substantially similar to the conflicts of interest policy applicable to NI employees, with the exception that every non-employee director is required to report potential conflict of interest situations to the Audit Committee, which is responsible for making the determination as to whether there exists any conflict of interest or relationship which violates such policy. If the Audit Committee determines that a conflict of interest exists, the non-employee director involved will be required to dispose of the conflicting interest to the satisfaction of the Audit Committee.

BOARD COMPENSATION

Determining Compensation for Non-Employee Directors in 2013

The Board of Directors, upon the recommendation of the Nomination and Governance Committee, sets non-employee directors’ compensation with the goal of retaining NI’s directors and attracting qualified persons to serve as directors. In developing its recommendations, the Nomination and Governance Committee considers director compensation at comparable publicly-traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.

The compensation of non-employee directors for the fiscal year ended December 31, 2013 is set forth in the table below.

Director Compensation

For Fiscal Year Ended December 31, 2013

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Total
James J. Truchard (2)	$—	$—	$—	$—
Jeffrey L. Kodosky (3)	—	—	—	—
Donald M. Carlton	67,500	120,016	—	187,516
Charles J. Roesslein	62,500	120,016	—	182,516
Duy-Loan T. Le	65,000	120,016	—	185,016
John K. Medica	60,000	120,016	—	180,016
John M. Berra	60,000	120,016	—	180,016

(1)	Amounts represent the dollar amount recognized for financial statement reporting purposes for 2013 in accordance with FASB ASC 718. These dollar amounts reflect the aggregate grant date fair value for these stock awards and may not correspond to the actual value that will be recognized by the directors. The grant date fair value of each award is expensed monthly based on the estimated vesting period of the corresponding grant, which is 36 months. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. In 2013, Mr. Carlton, Mr. Roesslein, Ms. Le, Mr. Medica, and Mr. Berra were each granted 3,978 RSUs. The grant date fair value of each RSU grant was based on the April 23, 2013 closing price of $30.17 per share. These RSUs vest over a three-year period with 1/3rd of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1 of each year.

(2)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director. His employee compensation is included in the Summary Compensation Table.

(3)	As an employee director, Mr. Kodosky does not receive any additional compensation for his service as a director. Mr. Kodosky is a Business and Technology Fellow, but not a named executive officer, as such term is defined under Item 402(a)(3) of Regulation S-K. Pursuant to SEC rules, the compensation that a director receives for services as a Business and Technology Fellow does not need to be reported in the table for Director Compensation.

Discussion of Director Compensation

In 2013, the annual compensation for NI’s non-employee directors was comprised of cash compensation in the form of an annual retainer, committee chair retainer and equity compensation in the form of RSUs. Each of these components is described below. An NI employee director does not receive any additional compensation for his service as a director.

Annual Board/Committee Retainer Fees

Non-employee directors received an annual cash retainer of $60,000 per year, with the Audit Committee Chair being paid an additional $7,500 annual retainer, the Compensation Committee Chair being paid an additional $5,000, and the Nomination and Governance Chair being paid an additional $2,500.

Non-Employee Director Reimbursement Practice

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Restricted Stock Unit Awards

Under NI’s 2010 Incentive Plan, non-employee directors are eligible to receive RSU grants. Specifically, each non-employee director receives an annual grant of RSUs equal to $120,000 divided by the closing price of NI’s common stock on the day immediately preceding the date of grant. Under this program, in 2013, Mr. Carlton, Mr. Roesslein, Ms. Le, Mr. Medica, and Mr. Berra were each granted 3,978 RSUs based on NI’s closing stock price of $30.17 per share on April 23, 2013. These RSUs vest over a three-year period with one-third of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1 of each year.

EXECUTIVE OFFICERS

The following table sets forth information concerning the persons serving as executive officers of NI as of the Record Date, including information as to each executive officer’s age, position with NI and business experience. Officers of NI serve at the discretion of the Board.

Name of Executive Officer	Age	Position
James J. Truchard	70	Chairman of the Board of Directors, Chief Executive Officer, and President
Alexander M. Davern	47	Chief Operating Officer, Executive Vice President, Chief Financial Officer, and Treasurer
Eric H. Starkloff	39	Executive Vice President, Global Sales & Marketing
Scott A. Rust.	47	Senior Vice President, Global Research & Development

See “Election of Directors” for additional information with respect to Dr. Truchard.

Alexander M. Davern joined NI in February 1994 and currently serves as Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer. He previously served as NI’s Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer from December 2002 to October 2010; as Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland.

Eric H. Starkloff joined NI in July 1997 and currently serves as Executive Vice President, Global Sales and Marketing. He previously served as NI’s Senior Vice President of Marketing from April 2013 to January 2014; Vice President of Marketing from November 2010 to March 2013; as Vice President of Product Marketing from October 2008 to October 2010; as Director of Product Marketing from August 2004 to September 2008; and as Product Marketing Manager from January 1998 to July 2004. Mr. Starkloff received his bachelor’s degree in Electrical Engineering from the University of Virginia.

Scott A. Rust joined NI in 1990 and currently serves as Senior Vice President, Global Research and Development. He previously served as NI’s Vice President of Research and Development Test Systems from July 2013 to January 2014; as NI’s Vice President of Research and Development in Penang, Malaysia from January 2011 to July 2013; as Vice President of Research and Development of Modular Instruments from October 2008 to December 2010, as Director of Modular Instruments from March 2003 to September 2008; as Software Section Manager from October 2000 to March 2003; as Group Manager from October 1996 to October 2000; as Marketing Manager of Test and Measurement Software from August 1991 to September 1996, and as Applications Engineer from June 1990 to July 1991. Mr. Rust received his bachelor’s degree in Electrical Engineering from Texas A&M University.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the compensation tables contained elsewhere in this proxy statement. References to our “named executive officers” in this CD&A are to the same persons set forth in the compensation tables.

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

NI’s philosophy towards compensation for its named executive officers reflects the following principles:

•	Total compensation opportunities should be competitive. NI believes that its total compensation programs should be competitive so that NI can attract, retain and motivate talented executives.

•

Total compensation should be related to NI’s performance.    NI believes that a significant portion of its executives’ total compensation should be directly linked to achieving specified financial objectives that NI believes will create stockholder value.

•

Total compensation should be related to individual performance.    NI believes that executives’ total compensation should reward individual performance achievements and encourage individual contributions to NI’s performance.

•

Equity awards help executives think like stockholders.    NI believes that executives’ total compensation should have a significant equity component because stock based equity awards help reinforce the executive’s long-term interest in NI’s overall performance and thereby align the interests of the executive with the interests of NI’s stockholders.

•

NI’s overall amount of equity awards should be related to its revenue growth.    NI believes that its use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall amount of equity awards for each year is linked to its revenue growth.

•

The same compensation programs should generally apply to both executive and non-executive employees whenever possible.    NI values the contributions of all employees and, to the extent practicable, NI designs its compensation programs to apply to all employees. NI seeks to minimize the number of compensation programs that apply only to its executives and disfavors the use of executive perks.

Determining Executive Compensation

In establishing NI’s overall program for executive compensation, the Compensation Committee works closely with NI’s senior management, including its Chief Executive Officer and Vice President of Human Resources. However, NI’s executives do not participate in any Board or Compensation Committee deliberations relating to their own compensation.

As described below, NI utilizes survey information to help determine whether the total compensation package for its executives is competitive with comparable companies. NI exercises judgment in allocating compensation among specific programs in view of its overall compensation philosophy, objectives, business results and risk assessment.

The Compensation Committee engaged Frederic W. Cook & Co. (“F.W. Cook”) as an independent consultant for 2011 compensation purposes. At that time, the Compensation Committee determined to engage an independent consultant every three years. Accordingly, the Compensation Committee again engaged F.W. Cook in 2014 to review NI’s overall executive compensation structure and perform an analysis and assessment of NI’s compensation processes, methodologies and practices to evaluate their effectiveness and alignment with NI’s compensation philosophy and objectives (as outlined above). In connection with the engagement of F.W. Cook in 2014, the Compensation Committee determined that F.W. Cook met the independence requirements of applicable SEC and Nasdaq rules. Other than its engagement by the Compensation Committee in 2011 and 2014, F.W. Cook has not provided any other services to the Compensation Committee or NI.

For the past several years, the Compensation Committee has utilized data from Radford Surveys, a leading worldwide provider of survey information regarding executive compensation of technology companies. In setting compensation levels for 2013, the Radford data which was utilized included executive compensation information of public companies in the high technology industry that had annual revenues ranging from $500 million to $1.5 billion. NI believes the information from public companies in such revenue range is appropriate because it affords an adequate sample size of comparable high technology companies and because the average annual revenue of the companies in such range is comparable to NI’s annual revenue. NI compares the compensation of its executive officers with that of the executive officers in the Radford survey as a whole rather than any individual company within such survey.

NI believes that total compensation at or around the 50th percentile of the peer companies provided in the Radford survey is the appropriate starting point for benchmarking the compensation of its executives. Though NI uses such 50th percentile as a reference point, NI does not target a specific percentile in the range of comparative information for each individual executive or for each component of compensation. Instead, NI structures a total compensation package in view of the comparative information and such other factors specific to the individual, including the level of responsibility, prior experience, expectations of future performance and assessment of risk as it relates to employee motivation and employee retention. NI uses information obtained from Radford to test for reasonableness and competitiveness of its compensation package as a whole, but exercises judgment in allocating compensation among executives and within each element of an individual’s total compensation package. Set forth on Exhibit A is each of the companies that are covered by the relevant portion of the Radford information utilized by NI for 2013 compensation purposes. For 2013, the actual total compensation paid to NI’s executive officers, excluding NI’s Chief Executive Officer, was between the 25th percentile and the 50th percentile of the peer companies in the Radford data.

NI does not have specific policies for allocating between long-term and currently paid out compensation nor policies for allocating between cash and non-cash compensation, and among different forms of non-cash compensation. Each NI executive (other than the CEO) may receive a mix of compensation comprised of base salary, discretionary bonuses, performance-based bonus, equity awards and service-based bonus. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis. At his request, NI’s CEO, who is a founder of the company and NI’s largest stockholder, receives a base salary of $1 and does not participate in the executive bonus programs or receive equity awards.

As described in greater detail below under “Analysis of Elements of Executive Compensation,” the Compensation Committee considers both NI performance and individual performance when determining the level of compensation for a number of the elements of executive compensation. For example, in determining the grants of RSUs and any increases in base salary, the Compensation Committee takes into consideration, among other things, the prior individual performance of an executive officer, as well as NI’s performance. Similarly, the Annual Incentive Program (“AIP”) is an “at risk” bonus program designed to induce NI’s executive officers to accomplish a set of goals based upon individual performance and NI’s business goals and reflects NI’s philosophy that total compensation should be related both to individual performance and NI’s performance. Amounts, if any, awarded under the discretionary cash program are determined solely on individual performance. For some of NI’s other elements of executive compensation, such as the annual company cash performance bonus program, NI’s performance as a whole is determinative of the compensation payable to the participants. The Compensation Committee believes that the various elements of executive compensation work together to promote NI’s objective that total compensation should be related both to individual performance and NI’s performance.

At our Annual Meeting in 2011, our stockholders adopted a three-year interval for “management say on pay” review. Accordingly, our stockholders last voted on such matter at our Annual Meeting in 2011 and approved, on an advisory (non-binding) basis and with over 98% of the votes cast in favor of the proposal, the compensation of our named executive officers. The Compensation Committee considered the results of this vote in establishing the compensation program for 2013.

Elements of Executive Compensation

The components of NI’s executive compensation for 2013 were as follows:

•	Base salary;
•	Annual company cash performance bonus program;
•	AIP for executives;
•	Discretionary cash bonus program;
•	RSU grants under the NI 2010 Incentive Plan; and
•	Service award cash bonus program.

A broad base of NI’s employees participate in the compensation programs enumerated above with the exception of the AIP for executives. In addition, NI’s Senior Vice President, Segments & Services, participates in a sales commission program based upon growth and profitability performance measures approved by the Compensation Committee.

NI’s executive and non-executive employees who meet the relevant eligibility requirements may also participate in the following programs:

•

Employee stock purchase plan.    This plan is a tax-qualified plan pursuant to which most employees can purchase NI stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of base salary and commissions, provided that such amount cannot exceed $25,000 in any year.

•

A tax-qualified, employee-funded 401(k) plan.    NI makes matching contributions under the plan in an amount equal to 50% of the amount of the employee’s contribution up to 6% of the employee’s base salary. The plan does not permit the purchase of shares of NI common stock.

•	Health and welfare benefits. Under this plan, the cost to NI is dependent on the level of benefits coverage an employee elects.

NI seeks to reward shorter-term performance through base salary, its annual bonus programs and its discretionary bonus program. Longer-term performance is incentivized through RSU grants and the service award program.

Analysis of Elements of Executive Compensation

Base Salary

NI’s goal is to provide its executives with competitive base salaries. NI uses independent survey information to help evaluate the reasonableness and competitiveness of its base salaries. NI determines base salary for each executive based on the level of job responsibilities, consideration of the prior performance of the executive and the company, the executive’s experience and tenure, consideration of the expected future contributions of the executive, the business risk presented to NI in the event the executive were to leave the employ of the company, and general compensation trends and practices in the technology industry, including pay levels and programs provided by comparable companies. In setting base salaries, NI does not utilize any particular formula but instead exercises judgment in view of its overall compensation philosophy and objectives. Individual base salaries are reviewed annually. After consideration of the factors described above, the base salaries of our named executive officers were not increased for 2013 compared to 2012 with the exception of Mr. Starkloff who received an increase of 21.7% upon his promotion to Senior Vice President in April 2013. In response to the adverse economic and business conditions facing NI in early 2013, a reduction in annual salary was implemented for executives, consisting of a 5% salary reduction effective June 1, 2013. These salary reductions ended on February 1, 2014. At his request, our CEO receives a base salary of $1 per year.

Annual Company Cash Performance Bonus Program

NI maintains a cash performance bonus program under which substantially all regular full-time and part-time employees, including executives, participate (the “Annual Performance Bonus Program”). To receive a payout under the plan, NI must achieve pre-determined goals for revenue growth and profitability. These goals, as provided in the plan, were 40% year over year organic revenue growth and 18% operating profit as a percent of revenue. The same goals apply to all participants in the plan including executive and non-executive employees. The amount of the Annual Performance Bonus Program is based on a bonus payment percentage multiplied by the eligible earnings of each participant. Eligible earnings include base salary, overtime pay and commissions but exclude bonuses, equity awards, relocation payments and previous cash performance bonus payments. The bonus payment percentage for executives is determined by multiplying 40% by two variables: NI’s actual organic revenue growth divided by the targeted level of revenue growth of 40%; and NI’s actual operating profit as a percentage of revenue divided by the target operating profit of 18%. The bonus payments percentage for non-executives was determined in the same manner except that the “multiplier” is 15% not 40%. Expressed as a formula, the bonus calculation for executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit (not to exceed 18% for payout purposes)	X	40% = Bonus Percentage
40%		18%

For fiscal 2013, NI’s named executives received individual payments under the Annual Performance Bonus Program in the range of approximately $1,728 to $3,845 which were paid in the first quarter of 2014.

Annual Incentive Program

NI maintains an AIP under which only officers and fellows participate. Dr. Truchard, NI’s President and Chief Executive Officer, does not participate in the program. Under this program, payments are made to executive officers based upon the achievement of individual performance criteria and NI business goals as approved by the NI Board and NI’s President. Program participants are designated by NI’s President and approved by the Compensation Committee. The participants under the AIP and the AIP goals are determined annually. The amount of cash bonus under the AIP ultimately paid depends on the extent to which the performance goals of each executive are achieved, in each case subject to adjustment at the discretion of the Compensation Committee.

The AIP is intended to increase stockholder value and promote NI’s success by providing incentive and reward for the accomplishment of key objectives by NI executives. Under the AIP for 2013, an executive is eligible to receive a target amount equal to 30% of base salary for Executive Vice Presidents and Senior Vice Presidents (or, in case of the Senior Vice President of Segments & Services, salary plus targeted commission) and a target of 20% of base salary for Vice Presidents and fellows. For the purposes of the AIP, the base salary amount to be used is set by the Compensation Committee at the time the goals are approved. Payments are made based on whether the individual executive has achieved his or her specified objectives for the year. Each executive typically has four to six objectives that are targeted to reward achievements in the executive’s functional area or NI business goals. The objectives for NI’s executive officers are presented to and approved by NI’s President and then submitted for approval each year to the NI Board. The amount of the bonus for an executive officer which is allocated to each specific objective is approved each year by the Compensation Committee.

With respect to NI’s executive officers, following the end of NI’s fiscal year, NI’s President and the Compensation Committee meet to determine whether the objectives of each executive officer were attained and then approve or disapprove the payment of the annual incentive amounts based upon the achievement of such objectives and the discretion of NI’s President and the Compensation Committee. NI’s President and the Compensation Committee, acting together, have the discretion to pay all or a portion of an amount to an AIP participant even if such participant did not meet a particular objective if the President and the Compensation Committee believe that such payment is appropriate to achieve the objectives of the program. Upon Mr. Hester’s death on September 17, 2013, discretion was used under the AIP with respect to the payment of his award for fiscal 2013 even though he was not an officer at the end of the fiscal year.

For fiscal 2013, NI made cash bonus payments to named executives under the AIP that ranged from approximately $43,719 to $75,504 per executive.

Under the AIP, the Compensation Committee has the discretion to make payments of any cash incentive bonus in the fourth quarter of the calendar year based upon projected achievement levels (“Estimated Payment”) rather than waiting until the following calendar year. The payment of an Estimated Payment is subject to reconciliation after our books have been closed and audited. If the Estimated Payment is less than the final amount due to the AIP participant, an additional payment equal to the amount of the shortfall is made to such participant. If the Estimated Payment is more than the final amount due to the AIP participant, such participant shall remit to us the amount of the overpayment. For fiscal 2013, no such Estimated Payment was made.

The tables below set forth the performance criteria, potential awards and actual awards under the AIP as well as the weightings assigned to the objectives for 2013 for each of the named executives, except Dr. Truchard, NI’s President and Chief Executive Officer, who does not participate in the program:

2013 Annual Incentive Program Goals and Awards for the Named Executives

Alexander Davern, Chief Operating Officer, Chief Financial Officer, Executive Vice President and Treasurer
2013 Officer Bonus Goals (1)	% Goal Weighting	Goal Value (2)	2013 Actual Payout
1) Achieve targeted revenue growth goals	30%	$40,050	$24,898
2) Achieve industry growth and revenue contribution target	20%	$26,700	$13,350
3) Implement Service Level Agreement	10%	$13,350	$13,350
4) Achieve cost reduction target	10%	$13,350	$16,688
5) Achieve operating margin goal	30%	$40,050	$—
Total	100%	$133,500	$68,286

(1) NI is not disclosing the specific target levels with respect to performance goals because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The performance goals were set to be moderately difficult, or stretch goals, but not unachievable.

(2) The goals in items 1), 2), 4) and 5) above contain incremental payout thresholds and an increased payout if actual results attained exceed the targeted 100%. In such instance, the maximum amount payable to Mr. Davern would be $160,200.

Eric Starkloff, Executive Vice President, Global Sales and Marketing
2013 Officer Bonus Goals (1)	% Goal Weighting	Goal Value (2)	2013 Actual Payout
1) Achieve targeted revenue growth goals	55%	$45,375	$21,573
2) Increase output of new products	20%	$16,500	$12,375
3) Implement Service Level Agreement	10%	$8,250	$8,250
4) Spokesperson for NI, Keynote Presentations, and Articles	5%	$4,125	$2,063
5) Ensure expenses are within budget	10%	$8,250	$8,250
Total	100%	$82,500	$52,511

(1) NI is not disclosing the specific target levels with respect to performance goals because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The performance goals were set to be moderately difficult, or stretch goals, but not unachievable.

(2) The goals in items 1) and 2) above contain incremental payout thresholds and an increased payout if actual results attained exceed the targeted 100%. In such instance, the maximum amount payable to Mr. Starkloff would be $91,781.

Peter Zogas, Senior Vice President, Segments & Services
2013 Officer Bonus Goals (1)	% Goal Weighting	Goal Value (2)	2013 Actual Payout
1) Achieve targeted revenue growth goals	30%	$28,800	$17,904
2) Achieve industry growth and revenue contribution target	20%	$19,200	$9,600
3) Implement Service Level Agreement	20%	$19,200	$19,200
4) Expand Partner Channel	20%	$19,200	$19,200
5) Assure expense spending is within budget	10%	$9,600	$9,600
Total	100%	$96,000	$75,504

(1) NI is not disclosing the specific target levels with respect to performance goals because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The performance goals were set to be moderately difficult, or stretch goals, but not unachievable.

(2) The goals in items 1), 2) and 4) above contain incremental payout thresholds and an increased payout if actual results attained exceed the targeted 100%. In such event, the maximum amount payable to Mr. Zogas would be $108,000.

Phillip Hester (deceased), Senior Vice President, Research & Development
2013 Officer Bonus Goals (1)	% Goal Weighting	Goal Value	Goal Value @ 75%	2013 Actual Payout (2)
1) Increase Output of New Products	30%	$31,500	$23,625	$16,538
2) Achieve Product Execution Goals	30%	$31,500	$23,625	$14,175
3) Achieve R&D staffing and retention goals	5%	$5,250	$3,938	$2,953
4) Achieve revenue and gross margin goals	15%	$15,750	$11,813	$0
5) Achieve Quality goals	10%	$10,500	$7,875	$4,804
6) Ensure expenses are within budget	10%	$10,500	$7,875	$5,250
Total	100%	$105,000	$78,750	$43,719

(1) NI is not disclosing the specific target levels with respect to performance goals because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The performance goals were set to be moderately difficult, or stretch goals, but not unachievable.

(2) Mr. Hester passed away on September 17, 2013. The Compensation Committee reviewed his goal attainment and awarded the compensation amounts shown.

In assessing performance against the objectives for each named executive participating in the AIP, NI’s President considered the actual results for 2013 against the specific deliverables associated with each objective, the extent to which the objective was a significant stretch goal for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty in achieving the desired results. Based on the foregoing factors, NI’s President recommended, and the Compensation Committee approved, a cash payment for each named executive. As set forth under the column heading “2013 Actual Payout,” the actual payouts to NI’s named executive officers ranged from 56% to 79% of the total amount they were eligible to receive under the AIP in 2013.

Sales Commission Program Applicable to Senior Vice President of Segments & Services.    The amount of the quarterly sales commission paid to Mr. Zogas is the result of an attainment factor multiplied by a quarterly commission target amount. The attainment factor is based upon two components: NI’s actual quarterly year over year revenue growth compared to the target quarterly year over year revenue growth (“revenue factor”); and NI’s actual quarterly operating profit compared to the target quarterly operating profit as set forth in the operating budget (the “profit factor”). The profit factor may not exceed one for the purposes of computing the commission. NI’s Board of Directors approves the operating budget which is the basis for the target quarterly year over year revenue growth and the target quarterly profit used for the purposes of calculating the actual commission payments made to Mr. Zogas. The quarterly commission target amount for 2013 was $16,000 per quarter, based upon the targeted annual commission amount of $64,000 set by the Compensation Committee. However, effective June 1, 2013, a 5% salary reduction was applied resulting in an annual targeted commission amount of $60,800. The quarterly commission calculation can be expressed as a formula as follows:

2	X	[Actual Quarterly Revenue Growth % — Target Quarterly Revenue Growth % + 20%]	X	Actual Quarterly Profit %	X	Quarterly Commission Target Amount	=	Quarterly Payout Amount
		40%		Target Quarterly Profit %

NI is not disclosing the specific target levels utilized in the formula set forth above for determining Mr. Zogas’ sales commission payouts because they represent confidential information that NI does not disclose to the public and NI believes that disclosure of such information would cause it competitive harm. The specific target levels were set to be moderately difficult, or stretch goals, but not unachievable.

Under this sales commission program, Mr. Zogas earned for 2013 an aggregate of $46,379, which represents approximately 76% of the targeted annual commission amount.

Discretionary Cash Bonus Program

NI maintains a discretionary cash performance bonus program under which all employees, including executives, are eligible to receive awards in recognition of a special achievement that is not covered by NI’s other compensation programs. Awards under this program vary based on the nature of the recognition event. The amount of the award for executives is determined by NI’s President and the amount of the award for non-executive employees is determined by the departmental supervisors. The average award under this program in 2013 was less than $1,000. During 2013, none of the named executives received an award under this program. NI’s President does not participate in this program.

Restricted Stock Unit (RSU) Awards

Determining the Overall Level of Equity Compensation Awards.    NI uses equity compensation to incentivize a significant number of its employees. In 2013, approximately 41.6% of all U.S. based regular, full-time professional employees received equity based compensation. NI’s use of stock based equity compensation for its employees is driven by NI’s goal of aligning the long-term interests of its employees with its overall performance and the interests of its stockholders. NI’s equity compensation program is also driven by NI’s desire to be sensitive to the dilutive impact that such equity compensation will have on its stockholders.

Allocation of Equity Compensation Awards.    In 2013, NI granted a total of 764,315 RSUs to all employees, which represented 0.61% of NI’s shares outstanding at December 31, 2013. Of such amount, a total of 25,000 RSUs were granted to NI’s named executives, representing 3.27% of all

RSUs granted in 2013. RSUs granted to executives vest over a period of ten years, subject to acceleration based on NI’s performance. Expressed as a formula, the acceleration amount for executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit (not to exceed 18% for payout purposes)	X	Shares Granted	=	Shares Accelerated
40%		18%		10

A set formula for allocating RSUs to the executives as a group or to any particular executive is not utilized. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, labor market dynamics, the relative importance of retaining each executive, the amount of stock based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of RSUs to be granted to all participants during the year.

Timing of Equity Awards.    The Compensation Committee typically grants RSUs to executives and current employees once per year. Such grants are made at a meeting of the Compensation Committee held in the second quarter of the year. RSU grants to new employees were issued four times in 2013 at Compensation Committee meetings. NI does not have any program, plan or practice to time RSU grants in coordination with the release of material non-public information. NI does not time, nor does NI plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation.

Executive Equity Ownership.    NI’s President and Chief Executive Officer, Dr. Truchard, is NI’s largest stockholder. NI encourages its executives to hold a significant equity interest in NI. However, NI does not have specific share retention and ownership guidelines for its executives. NI does not permit executives to sell short its stock. NI prohibits named executives from holding NI stock in a margin account and prohibits the purchase or sale of exchange traded options on its stock by executives.

Type of Equity Awards.    Prior to 2005, the long-term equity incentive component of NI’s compensation program consisted solely of stock options. Beginning in 2005, NI began to utilize RSUs as its principal equity compensation incentive. Under the 2010 Incentive Plan, NI is permitted to issue RSUs and restricted stock but not stock options.

Service Award Program

NI maintains a service award bonus program under which all employees, including executives, are eligible to receive awards based on the number of years of continued employment with NI. NI’s President does not participate in the program. Under this program, upon achieving a five-year period of continuous employment with NI, an employee receives a cash award and a $100 dinner gift certificate, as well as other non-monetary awards such as a plaque or lunch with NI’s President, Vice President of Human Resources or another NI executive. Awards under this program have historically been in the range of $100 to $1,000 in cash per award, with employees receiving $100 in cash at their 5th anniversary of service with NI and $1,000 in cash at their 10th, 15th, 20th and 25th anniversaries of service with NI.

During 2013, none of the named executives received an award under this program.

Performance Based Compensation and Financial Restatement

To date, NI has not experienced a financial restatement and has not considered or implemented a policy regarding retroactive adjustments to any cash or equity based incentive compensation paid to its executives and other employees where such payments were predicated upon the achievement of certain financial results that would subsequently be the subject of a restatement.

Change of Control Considerations

All NI executives are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be triggered by a merger or other change of control of NI. However, NI’s Amended and Restated 1994 Incentive Plan, 2005 Incentive Plan and 2010 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of NI’s compensation programs, NI considers the anticipated accounting and tax implications to NI and its executives. In this regard, in 2005, the NI Board of Directors and Compensation Committee determined to change NI’s equity compensation program from the use of stock options to the use of RSUs in response to changes in the accounting treatment of equity awards under FASB ASC 718, Compensation—Stock Compensation. While NI considers the applicable accounting and tax treatment, these factors alone are not dispositive, and NI also considers the cash and non-cash impact of the programs and whether a program is consistent with NI’s overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit of $1 million on the amount of compensation that NI may deduct in any one year with respect to its named executive officers, unless certain criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. In general, NI has determined that it will not seek to limit executive compensation so that it is deductible under Section 162(m). NI seeks to maintain flexibility in compensating its executives in a manner designed to promote its corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

In 2013, none of NI’s named executive officers received compensation in excess of the Section 162(m) limit. NI believes that payments under its Annual Performance Bonus Program and under the AIP and grants of RSUs under its 2010 Incentive Plan that vest solely based on the passage of time do not qualify as performance-based for purposes of satisfying the conditions of Section 162(m). From time to time, NI monitors whether it might be in its interests to structure its compensation programs to satisfy the requirements of Section 162(m). The Compensation Committee will continue to assess the impact of Section 162(m) on NI’s compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works closely with Dr. Truchard and with NI’s Vice President of Human Resources and others, as required, in evaluating the financial, accounting, tax and retention implications of its various compensation programs. Neither Dr. Truchard nor any of NI’s other executives participates in deliberations relating to his own compensation.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) (the “CD&A”) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Respectfully Submitted,

Duy-Loan T. Le

John K. Medica

John M. Berra

* The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent that NI specifically incorporates this Compensation Committee Report by express reference therein.

Summary Compensation Table

The following table shows the total compensation earned by NI’s named executives during the years ended December 31, 2013, December 31, 2012, and December 31, 2011:

Name and Principal Position	Year	Salary	Bonus (1)		Stock Awards (2)		Option Awards		Non-Equity Incentive Plan Compensation (3)		All Other Compensation (4)		Total
James J. Truchard Chairman of the Board and President	2013 2012 2011	$1 1 1	$	— — —	$	— — —	$	— — —	$	— — —	$	— — —	$1 1 1

Alexander M. Davern Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer	2013 2012 2011	432,021 426,250 386,250		— — —		443,700 671,000 774,500		— — —		72,131 65,269 151,674		7,860 7,560 7,560	955,712 1,170,079 1,319,984

Eric H. Starkloff. Executive Vice President, Global Sales and Marketing	2013	254,729		—		221,850		—		54,778		6,875	538,232

Peter Zogas, Jr. Senior Vice President, Segments and Services	2013 2012 2011	248,533 256,000 250,000		— — —		73,950 335,500 464,700		— — —		124,559 124,733 197,722		7,860 7,560 7,560	454,903 723,793 919,982

Phillip D. Hester (deceased) Senior Vice President, Research and Development	2013 2012 2011	245,370 342,500 332,500		— — —		1,574,167 335,500 619,600		— — —		43,179 101,306 136,994		7,856 7,560 7,560	1,871,112 786,866 1,096,654

(1)	These amounts reflect cash payments under NI’s discretionary cash bonus program and service award program. See “Compensation Discussion and Analysis” for a description of these programs.

(2)	The amounts included in the table for stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FASB ASC 718. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the named executives. The dollar amount recognized for financial statement reporting purposes is the aggregate grant date fair value, which is expensed monthly based on the estimated vesting period of the corresponding grant. The estimated vesting period of grants of RSUs to named executive officers is 95 months.

(3)	These amounts reflect the sum of the amounts earned by named executives under NI’s Annual Company Performance Bonus Program and AIP for 2013, 2012 and 2011, as shown in the table below. The totals for Mr. Zogas also include amounts from the Sales Commission Program in which he is the only participant among the named executives.

Named Executive Officer	Year	Annual Performance Bonus Program	AIP	Long Term Incentive Program	Sales Commission Program	Total
James J. Truchard	2013	$—	$—	$—	$—	$—
	2012	—	—	—	—	—
	2011	—	—	—	—	—
Alexander M. Davern	2013	3,845	68,286	—	—	72,131
	2012	27,280	37,989	—	—	65,269
	2011	57,822	93,852	—	—	151,674
Eric H. Starkloff	2013	2,267	52,511	—	—	54,778
Peter Zogas, Jr.	2013	2,676	75,504	—	46,379	124,559
	2012	20,501	40,944	—	63,288	124,733
	2011	46,793	88,350	—	62,579	197,722
Phillip D. Hester	2013	—	43,719	—	—	43,719
	2012	21,920	79,386	—	—	101,306
	2011	49,775	87,219	—	—	136,994

(4)	Represents NI contributions to the 401(k) Plan on behalf of the named executives and the full dollar value of premiums paid by NI for term life insurance on behalf of the named executives for 2013, 2012 and 2011 in the amounts shown below:

Named Executive Officer	Year	NI Contributions to 401(k) Plan	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Total
James J. Truchard	2013	$—	$—	$—
	2012	—	—	—
	2011	—	—	—
Alexander M. Davern	2013	7,650	210	7,860
	2012	7,350	210	7,560
	2011	7,350	210	7,560
Eric H. Starkloff	2013	6,665	210	6,875
Peter Zogas, Jr.	2013	7,650	210	7,860
	2012	7,350	210	7,560
	2011	7,350	210	7,560
Phillip D. Hester	2013	7,650	206	7,856
	2012	7,350	210	7,560
	2011	7,350	210	7,560

Other than the foregoing, for 2011, 2012 and 2013, NI did not provide its named executives with any form of compensation that would be reportable under Item 402(c)(2)(ix) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2013

	Grant Date (1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (5)	Aggregate Grant Date Fair Value of Stock and Option Awards
Name		Threshold (2)	Target (3)	Maximum (4)
James J. Truchard (6)
Annual Incentive Program		—	$—	$—	—	$—
Annual Performance Bonus Program		—	—	—	—	—
2010 Incentive Plan		—	—	—	—	—
Alexander M. Davern
Annual Incentive Program		—	68,286	160,200	—	—
Annual Performance Bonus Program		—	3,845	—	—	—
2010 Incentive Plan	4/23/13	—	—	—	15,000	443,700
Eric H. Starkloff
Annual Incentive Program		—	52,511	91,781	—	—
Annual Performance Bonus Program		—	2,267	—	—	—
2010 Incentive Plan	4/23/13	—	—	—	7,500	221,850
Peter Zogas, Jr.
Annual Incentive Program		—	75,504	108,000	—	—
Annual Performance Bonus Program		—	2,676	—	—	—
Sales Commission Program (7)		—	46,379	—	—	—
2010 Incentive Plan	4/23/13	—	—	—	2,500	73,950
Phillip D. Hester (deceased)
Annual Incentive Program		—	43,719	105,000	—	—
Annual Performance Bonus Program		—	—	—	—	—
2010 Incentive Plan	4/23/13	—	—	—	—	—

(1)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.

(2)	The AIP, the Annual Performance Bonus Program and Sale Commission Program do not set a threshold amount. See “Compensation Discussion and Analysis” for a description of these programs.

(3)	The AIP and the Annual Performance Bonus Program did not set target amounts. See “Compensation Discussion and Analysis” for a further description of these programs. In accordance with Instruction 2 to Item 402(d) of Regulation S-K, the amounts included under the “Target” column represent the amounts earned in the fiscal year ended December 31, 2013 by the named executive under the AIP and the Annual Performance Bonus Program, as applicable.

(4)	The Annual Performance Bonus Program does not set maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program. The amounts set forth in the table above represent the maximum amounts that were achievable under the AIP for 2013.

(5)	The RSU grants to the named executives vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, which was May 1, 2013, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years.

(6)	Dr. Truchard does not participate in the AIP or the Annual Performance Bonus Program and does not receive grants of RSUs under the 2010 Incentive Plan.

(7)	The Sales Commission Program for Mr. Zogas does not include thresholds or maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program.

Summary Compensation Table and Grants of Plan-Based Awards Table Discussion

The level of salary and bonus in proportion to total compensation ranged from approximately 13% to 55% for each of the named executives in 2013, except for Dr. Truchard. Since Dr. Truchard does not receive RSU awards, his salary represented approximately 100% of his total compensation in 2013.

All NI employees, including executives, are employed at will and do not have employment agreements, severance payment arrangements or other payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s 2010 Incentive Plan, NI’s 2005 Incentive Plan and Amended and Restated 1994 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

NI has not repriced any stock options or made any material modifications to any equity-based awards to its executive officers.

Outstanding Equity Awards at Fiscal 2013 Year-End

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units That Have Not Vested (2)
James J. Truchard	—	$—
Alexander M. Davern	84,150	2,694,483
Eric H. Starkloff	27,808	890,412
Peter Zogas, Jr.	40,538	1,298,027
Phillip D. Hester	—	—

(1)	These RSU awards were made under the 2005 and 2010 Incentive Plans and vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of the total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years. The vesting commencement dates for these awards are set forth in the table below.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested	Grant Date	Vesting Commencement Date
Alexander M. Davern	15,000 22,103 18,668 17,991 5,384 3,465 1,539	4/23/2013 4/18/2012 4/20/2011 4/22/2009 4/25/2008 4/25/2007 4/19/2006	5/1/2013 5/1/2012 5/1/2011 5/1/2009 5/1/2008 5/1/2007 5/1/2006

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested	Grant Date	Vesting Commencement Date
Eric H. Starkloff.	7,500 6,631 5,601 2,880 2,693 1,733 770	4/23/2013 4/18/2012 4/20/2011 4/22/2009 4/25/2008 4/25/2007 4/19/2006	5/1/2013 5/1/2012 5/1/2011 5/1/2009 5/1/2008 5/1/2007 5/1/2006
Peter Zogas, Jr.	2,500 11,051 11,201 5,398 5,384 3,465 1,539	4/23/2013 4/18/2012 4/20/2011 4/22/2009 4/25/2008 4/25/2007 4/19/2006	5/1/2013 5/1/2012 5/1/2011 5/1/2009 5/1/2008 5/1/2007 5/1/2006
Phillip D. Hester	—	—	—

(2)	Amounts shown are valued at the closing price of NI’s Common Stock on December 31, 2013 of $32.02 per share.

Option Exercises and Stock Vested

For Fiscal Year Ended December 31, 2013

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
James J. Truchard	—	$—	—	$—
Alexander M. Davern	30,000	294,468	18,400	502,872
Eric H. Starkloff	12,000	147,082	6,260	171,086
Peter Zogas, Jr	30,000	282,476	12,751	348,485
Phillip D. Hester (deceased)	—	—	61,055	1,819,645

(1)	These amounts equal the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Calculated by using the NI common stock closing price for the day immediately preceding the vesting date of May 1, 2013, which was $27.33 per share, except for 52,073 shares held by Mr. Hester, the value of which is calculated by using the NI common stock closing price for the day immediately preceding the accelerated vesting date of September 17, 2013, which was $30.23 per share.

Pension Benefits and Nonqualified Deferred Compensation

NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

As described in the Compensation Discussion and Analysis, NI does not have employment, severance or change in control agreements with its employees, including its named executives. However, NI’s Amended and Restated 1994 Incentive Plan, 2005 Incentive Plan and 2010 Incentive Plan each provides for acceleration of all unvested stock options and RSUs, respectively, in the event of a change of control of NI or the award recipient’s death or disability (each, an “acceleration event”). A change of control under each of the Amended and Restated 1994 Incentive Plan, 2005 Incentive Plan and 2010 Incentive Plan means any of the following events:

•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by NI’s outstanding voting securities;

•	existing members of NI’s Board of Directors cease to constitute at least a majority of the Board of Directors;

•	a public announcement is made of a tender or exchange offer for fifty percent (50%) or more of the outstanding voting securities of NI;

•

the stockholders of NI approve a merger or consolidation of NI with any other corporation or partnership, unless NI stockholders prior to such transaction will hold a majority of the voting power of the surviving or acquiring entity; or

•	the stockholders of NI approve a plan of complete liquidation of NI or an agreement for the sale or disposition by NI of all or substantially all of NI’s assets.

In the case of disability, unvested stock options under the Amended and Restated 1994 Incentive Plan may only be exercised within the six-month period following the date of disability and any award not exercised before the expiration of such period shall terminate. Unless an optionee’s legal representatives, heirs, legatees or distributee exercise outstanding awards issued under the Amended and Restated 1994 Incentive Plan in the six-month period following the date of such optionee’s death, any unexercised awards shall terminate upon the expiration of such six-month period.

In the case of unvested RSUs under the 2005 Incentive Plan and the 2010 Incentive Plan, 100% of the RSUs that have not vested as of the date of death or disability will immediately vest.

The following table shows the estimated benefits that would have been received by the named executives if an acceleration event had occurred on December 31, 2013.

Name	RSU Acceleration (1)
James J. Truchard (2)	$—
Alexander M. Davern	2,694,483
Eric H. Starkloff	890,412
Peter Zogas, Jr	1,298,027
Phillip D. Hester	—

(1)	The amounts represent the number of unvested RSUs multiplied by per share closing market price of NI’s common stock on December 31, 2013, which was $32.02 per share for each of the outstanding unvested RSUs held by such named executive.

(2)	Dr. Truchard has not received any stock options under the Amended and Restated 1994 Incentive Plan and did not receive grants of RSUs under the 2005 Incentive Plan or the 2010 Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires NI’s officers and directors, and persons who own more than 10% of a registered class of NI’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish NI with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, NI believes that, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied except that Mr. Davern filed one late Form 5 with respect to one transaction.

EQUITY COMPENSATION PLANS INFORMATION

The number of shares issuable upon exercise of outstanding options and RSUs granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under NI’s equity compensation plans as of December 31, 2013 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding options or RSUs		Weighted- average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,791,870	(1)	$18.62	4,698,793	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	3,791,870		$18.62	4,698,793

(1)	Includes 287,408 shares to be issued upon exercise of outstanding options and 3,504,462 shares to be issued upon the vesting of outstanding RSUs.
(2)	Includes 3,318,042 shares available for future issuance under NI’s 2010 Incentive Plan and 1,380,751 shares available for future issuance under NI’s Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Donald M. Carlton, Chairman, Charles J. Roesslein, and John M. Berra. All members of the Audit Committee meet the independence requirements of the Nasdaq listing standards.

Management is responsible for NI’s internal controls and the financial reporting process. NI’s independent registered public accounting firm is responsible for performing an independent audit of NI’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the effectiveness of NI’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met six times during fiscal 2013 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter.

As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of NI’s Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has also received the written disclosures from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NI’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC.

AUDIT COMMITTEE

Donald M. Carlton, Chairman

Charles J. Roesslein

John M. Berra

*The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent NI specifically incorporates this Report of the Audit Committee by express reference therein.

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

NI is asking its stockholders to approve a proposed amendment to its 1994 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 shares. Since the adoption of the ESPP in May 1994 and prior to the proposed amendment, a total of 15,701,250 shares of common stock have been reserved for issuance under the ESPP. As of the Record Date, 1,092,870 shares remained available for future issuance under the ESPP. On January 29, 2014, the Board of Directors approved the addition of 3,000,000 shares to the ESPP, subject to approval by the stockholders.

The ESPP is intended to promote the best interests of NI and its stockholders by providing eligible employees with the opportunity to become stockholders by purchasing NI common stock through payroll deductions. NI’s Board of Directors believes that the ESPP encourages employees to remain employed with NI and aligns the collective interests of NI’s employees with those of NI’s stockholders. NI’s continued success depends upon its ability to attract and retain talented employees. Equity incentives are necessary for NI to remain competitive in the marketplace to qualified personnel, and an employee stock purchase plan is a key element of NI’s equity incentive package.

Based on the number of shares issued under the ESPP during recent offering periods, the Board of Directors believes that the shares remaining in the ESPP are insufficient to meet the estimated participation levels for upcoming offering periods unless more shares are added to the ESPP. Also, it is critical that the ESPP have sufficient shares at the start of each three-month period to meet the purchase requirements of the entire three-month period in order to avoid potential adverse accounting consequences and allow the ESPP program to continue uninterrupted.

The following summary of the principal terms of the ESPP is qualified in its entirety by reference to the full text of the plan which is attached hereto as Exhibit B.

Purpose.    The purpose of the ESPP is to provide a method whereby employees of NI and certain of its subsidiary corporations will have an opportunity to acquire a proprietary interest in NI through the purchase of shares of NI common stock.

General.    The ESPP, which is qualified under Section 423 of the Code, is implemented by successive three-month offering periods. The ESPP operates by eligible employees electing to have a portion of their regular compensation deducted from each paycheck. The payroll deductions are accumulated over a period of approximately three-months known as an “offering period.” On the first business day after the end of each offering period, accumulated payroll deductions are automatically used to purchase shares of NI’s common stock. The purchase price for the shares is equal to the lower of (a) 85% of the fair market value of the common stock on the date of commencement of the three-month offering period or (b) 85% of the fair market value of the common stock on the last day of the offering period. The ESPP is described in more detail below. The fair market value of the common stock on a given date will be determined by the Administrator (as defined below) in a manner consistent with the ESPP and the Code. The closing price per share of NI common stock on the Record Date was $29.01.

Administration.    The ESPP may be administered by the Board of Directors or a committee of the Board of Directors. The ESPP is presently being administered by the Compensation Committee.

The term “Administrator” means whichever of the Board or the Compensation Committee is then administering the ESPP. All questions of interpretation of the ESPP are determined by the Administrator, whose decisions are final and binding upon all participants.

Eligibility.    Employees are eligible to participate in the ESPP if they are regular employees of NI or a designated subsidiary, as defined below, scheduled to work at least twenty (20) hours per week (unless otherwise required by local law), have been an employee for at least one day prior to an offering period and are not scheduled to work less than five (5) months in a calendar year (unless otherwise required by local law). A “designated subsidiary” is a subsidiary which has been designated from time to time by the Administrator as eligible to participate in the ESPP. As of January 31, 2014, the closing date of the last offering period, 4,887 employees were eligible to participate in the ESPP, and 3,088 of these employees were participants.

Payment of Purchase Price; Payroll Deductions.    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the ESPP to include the regular straight-time earnings of the participant (plus such employee’s sales commissions, if applicable), but exclusive of any payments for overtime, bonuses, special payments, other incentive compensation and any automobile or expense allowable or reimbursement.

A participant may discontinue his or her participation in the ESPP at any time during the offering period. Payroll deductions commence on the first payday following the offering date, and continue at the same rate until the end of the offering period unless a participant withdraws from participation in the ESPP.

Changes in Participation Levels.    A participant’s level of payroll deduction with respect to an offering period is initially set by the participant completing, signing and submitting a subscription agreement specifying the rate of payroll deduction up to 15% of the employee’s gross earnings. A subscription agreement shall remain in effect for successive offering periods unless (i) a new subscription agreement is completed, signed and submitted during the enrollment period for a future offering period or (ii) a participant withdraws from participation in the ESPP. Unless the Administrator determines otherwise, a participant’s payroll deduction level may not be changed for a particular offering period once that offering period has commenced. The level can be changed for future offering periods by completing, signing and submitting a new subscription agreement during the enrollment period for the first such future offering period for which the revised payroll deduction rate is intended to apply.

Purchase of Stock; Exercise of Option.    The maximum number of shares placed under option for a participant in an offering period is equal to the number determined by dividing the amount of the participant’s total payroll deductions to be accumulated during the offering period by the purchase price per share, as determined in the manner described above. Unless a participant withdraws from the ESPP, such participant’s option for the purchase of shares will be exercised automatically at the end of the offering period for up to the maximum number of shares, as described below, at the purchase price.

Notwithstanding the foregoing, no participant will be permitted to subscribe for shares under the ESPP if immediately after the grant of the option, such participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of NI, nor shall any participant be granted an option which would permit the employee to buy more than $25,000 worth of common stock (based on the fair market value of the common stock at the time the right is granted) in any calendar year pursuant to the ESPP.

Withdrawal.    A participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to NI a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s interest in that offering. In addition, the failure to remain in the continuous employment of NI or a designated subsidiary for at least (20) hours per week during an offering period will be deemed to be a withdrawal from that offering. However, if a participant continues to be employed by a subsidiary of NI following termination of employment with NI or a designated subsidiary such participant will not be deemed to have withdrawn, although the participant will not be allowed to continue making contributions during the applicable offering period or be eligible to participate in the ESPP in any subsequent offering period unless the applicable subsidiary is a designated subsidiary. Any participant who terminates his or her participation in the ESPP will not be allowed to participate in the ESPP for the following offering period.

Termination of Employment.    Upon a termination of a participant’s employment with NI or designated subsidiary for any reason, including retirement or death, or a continuation of a leave of absence for a period beyond three (3) months or, if applicable, such later day as of which such person’s reemployment is guaranteed by contract or statute and referred to as the “guaranteed reemployment date,” such participant’s participation in the ESPP will terminate and all funds accumulated in the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled to such funds.

Adjustment Upon Changes in Capitalization.    In the event any change is made in NI’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Administrator to the number of shares subject to purchase under the ESPP and in the purchase price per share.

Amendment and Termination of the Plan.    The Board may at any time amend or terminate the ESPP, except that no such amendment or termination shall affect options previously granted if it would adversely affect the rights of any participant. In addition, no amendment may be made to the ESPP without the prior approval of the stockholders of NI if such amendment would increase or decrease the number of shares reserved under the ESPP, materially modify the eligibility requirements of the ESPP or materially increase the benefits which may accrue under the ESPP.

Federal Tax Information for ESPP.    Since our stockholders have approved the ESPP, the ESPP, and the right of participants to make purchases thereunder, qualify for treatment under the provisions of Internal Revenue Code Sections 421 and 423. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the date of the option grant and more than one year from the applicable purchase date, then the participant generally will recognize ordinary income measured as the lesser of

•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

•	an amount equal to 15% of the fair market value of the shares as of the date of the option grant. Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

NI is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to NI.

The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the common stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

ESPP Benefits.    Participation in the ESPP is voluntary. Because benefits under the ESPP depend on eligible employees’ elections to participate and the fair market value of NI common stock on various future dates, NI is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the ESPP. The following table sets forth the dollar amount and the number of shares purchased under the ESPP during the last fiscal year to (i) each of NI’s named executives, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

ESPP BENEFITS TABLE

Named Executive Officer or Group	Number of Shares	Value of Shares (1)
James J. Truchard (2)	—	—
Alexander M. Davern	974	$27,213.27
Eric H. Starkloff.	776	$22,044.51
Peter Zogas, Jr.	975	$27,244.88
Phillip D. Hester	—	—
All executive officers as a group	2,687	$75,694.95
All non-employee directors as a group (3)	—	—
All employees other than executive officers	1,188,912	$33,597,817.27

(1)	The dollar value of shares purchased under the ESPP was computed by multiplying the number of shares purchased times the market price of the common stock on the purchase date. In accordance with the terms of the ESPP, the shares of common stock were purchased at a price equal to 85% of the lesser of the fair market value of the common stock on the first day of the offering period or the last day of the purchase period. The purchases set forth in the above table complied with the $25,000 limitation under the ESPP as such limit is based on the fair market value of the common stock at the time the right to purchase is granted.
(2)	In accordance with the terms of the ESPP, Dr. Truchard is not permitted to subscribe for shares under the ESPP because he owns 5% or more of the total combined voting power or value of all classes of stock of NI.
(3)	Non-employee directors are not eligible to participate in the ESPP.

NI’s executive officers have an interest in this proposal as they may purchase shares under the ESPP.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting will be required to approve this amendment of the ESPP. The Board of Directors has not determined what action it will take if the proposal is not approved by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The charter of our Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP (“E&Y”) as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of E&Y, which has served as NI’s independent registered public accounting firm since June 2005.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of NI and NI’s stockholders.

A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2013 and 2012, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the testing of NI’s internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $1,446,000 and $1,334,000, respectively.

Audit-Related Fees

The aggregate fees billed for other audit-related services were $0 and $58,823 in 2013 and 2012, respectively. The services rendered related primarily to the audit of NI’s benefit plans.

Tax Fees

The aggregate fees billed for professional tax services rendered for 2013 and 2012 were approximately $144,000 and $113,910, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.

All Other Fees

There were no fees billed for other services for 2013 or 2012.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting. During 2013, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y. E&Y has not received approval to perform any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to ratify the selection of E&Y as NI’s independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF E&Y AS NI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL FOUR

APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly referred to as a “Say-on-Pay”).

As described under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to both NI’s performance and individual performance.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our executive compensation policies implement our compensation philosophy, and the “Compensation of Executive Officers” section of this Proxy Statement, which contains tabular information and narrative discussion about the compensation of our named executive officers and additional details about our executive compensation programs, including information about fiscal 2013 compensation of our named executive officers. The Compensation Committee and the NI Board of Directors believe that these policies are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Say-on-Pay vote is advisory, and therefore not binding on NI, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to approve NI’s executive compensation program. Abstentions will have the same effect as a vote against this proposal.

NI’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF NI’S EXECUTIVE COMPENSATION PROGRAM, AS DESCRIBED IN THIS PROXY STATEMENT.

CODE OF ETHICS

In February 2012, NI’s Board of Directors adopted a Code of Ethics (“Code”) that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code incorporated several corporate policies which had been in effect since 1994. The Code is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm. NI intends to disclose future amendments to provisions of the Code, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

NI knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David G. Hugley

Secretary

Austin, Texas

April 1, 2014

Exhibit A

COMPANIES FROM RADFORD SURVEY INFORMATION

UTILIZED BY NATIONAL INSTRUMENTS CORPORATION

ACXIOM	HAEMONETICS

ADTRAN	HUGHES NETWORK SYSTEMS

AKAMAI TECHNOLOGIES	HURON CONSULTING GROUP

ALEXION PHARMACEUTICALS	ICF INTERNATIONAL

ALLSCRIPTS	ILLUMINA

AMERICAN MEDICAL SYSTEMS	INFORMATICA

ARM	INTEGRATED DEVICE TECHNOLOGY

ARRIS GROUP	INTERMEC

AVID TECHNOLOGY	INTERNATIONAL RECTIFIER

BETFAIR LIMITED	INTERSIL

BROOKS AUTOMATION	INTUITIVE SURGICAL

CADENCE DESIGN SYSTEMS	JACK HENRY AND ASSOCIATES

CALLAWAY GOLF	JDA SOFTWARE

CAMBRIDGE SILICON RADIO	KULICKE AND SOFFA

CERADYNE	LAIRD TECHNOLOGIES

CIBER	LINEAR TECHNOLOGY

CIENA	MACDONALD DETTWILER & ASSOCIATES

CLEARWIRE	MENTOR GRAPHICS

COHERENT	MICROCHIP TECHNOLOGY

COINSTAR	MICROSEMI

CREE	MISYS

CSG SYSTEMS	MITEL NETWORKS

CUBIC CORPORATION	MKS INSTRUMENTS

CYMER	NETGEAR

CYPRESS SEMICONDUCTOR	NUANCE COMMUNICATIONS

DEX ONE SERVICES	OMNIVISION TECHNOLOGIES

DOLBY LABORATORIES	OPEN TEXT

DREAMWORKS ANIMATION	ORBITAL SCIENCES

EARTHLINK	ORBITZ WORLDWIDE

EDWARDS LIFESCIENCES	PHOTRONICS

ELECTRONICS FOR IMAGING	PLANTRONICS

ENTEGRIS	PMC-SIERRA

F5 NETWORKS	PMI MORTGAGE INSURANCE CO

FEI COMPANY	POLYCOM

FINISAR	POWER-ONE

GT ADVANCED TECHNOLOGIES	PROGRESS SOFTWARE

GTSI	PTC-PARAMETRIC TECHNOLOGY

A-1

QLOGIC	TELLABS

QUANTUM	THE COOPER COMPANIES

QUEST SOFTWARE	THQ

RACKSPACE HOSTING	TIBCO SOFTWARE

RED HAT	TRANSACTION NETWORK SERVICES

RESMED	TRIMBLE NAVIGATION

RF MICRO DEVICES	TRIQUINT SEMICONDUCTOR

RIVERBED TECHNOLOGY	TTM TECHNOLOGIES

ROVI	TW TELECOM

SILICON GRAPHICS INTERNATIONAL	UNITED ONLINE

SKYWORKS SOLUTIONS	VEECO INSTRUMENTS

SMART MODULAR TECHNOLOGIES	VERIFONE

SMART TECHNOLOGIES	VERISIGN

SPANSION	VIASAT

SUPER MICRO COMPUTER	VISTAPRINT

SUPERMEDIA	VONAGE

SVB FINANCIAL GROUP	WMS

SYNAPTICS	ZEBRA TECHNOLOGIES

SYNOPSYS	ZYNGA GAME NETWORK

TAKE-TWO INTERACTIVE SOFTWARE

A-2

Exhibit B

NATIONAL INSTRUMENTS CORPORATION

1994 EMPLOYEE STOCK PURCHASE PLAN

(as amended by the Board of Directors through January 29, 2014, subject to stockholder approval)

NATIONAL INSTRUMENTS CORPORATION

1994 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE AND SHARES RESERVED FOR THE PLAN

Section 1.1 Purpose. The National Instruments Corporation 1994 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of National Instruments Corporation (the “Company”) and its Designated Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Common Stock”). The Company intends the Plan to qualify as an “employee stock purchase plan” under section 424 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of section 424 of the Code. Any other provision herein notwithstanding, the effectiveness of this Plan is contingent upon the Company offering to sell the Common Stock to the public pursuant to an effective Registration Statement under the Securities Act of 1933, as amended.

Section 1.2 Shares Reserved for the Plan. There shall be reserved for issuance and purchase by eligible employees under the Plan aggregate of 4,092,870 shares of Common Stock, subject to adjustment as provided in Section 8.3. Shares of Common Stock subject to the Plan may be shares now or hereafter authorized, issued or outstanding. If and to the extent that any right to purchase reserved shares is not exercised by a Participant for any reason, or if such right to purchase Common Stock under the Plan terminates as provided herein, or if the shares of Common Stock purchased by a Participant are forfeited, the shares of Common Stock which have not been so purchased or which are forfeited will again become available for purposes of the Plan, unless the Plan is terminated. Such unpurchased or forfeited shares of Common Stock will not be deemed to increase the aggregate number of shares specified above to be reserved for the purposes of the Plan (subject to adjustment as provided in Section 8.3).

ARTICLE II

DEFINITIONS

Section 2.1 Definitions.

(a) “Beneficiary” means the person or persons designated by the Participant under Section 8.1 to receive shares of Common Stock or cash upon the Participant’s death.

(b) “Board” means the Board of Directors of the Company.

(c) “Business Day” means any day that is a market trading day for the NASDAQ Global Select Market.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the Common Stock of the Company as described in the Company’s Certificate of Incorporation, or such other stock as shall be substituted therefor.

(f) “Company” means National Instruments Corporation, a Delaware corporation, or any successor to the Company.

(g) “Committee” means the individuals appointed to administer the Plan as described in Article VII.

(h) “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board or the Committee from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Effective Date” means the Effective Date of the Plan set forth in Section 8.6.

(j) “Eligible Employee” means an Employee eligible to participate in the Plan, as defined in Section 3.1, or as otherwise required under mandatory provisions of laws applicable to a Designated Subsidiary.

(k) “Employee” means any person who is customarily employed by the Company or a Designated Subsidiary for at least twenty (20) hours per week and more than five (5) months in a calendar year.

(l) “Fair Market Value” means, for a particular day:

(i) If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

(ii) If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or such other system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

(iii) If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices for shares of Common Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in paragraph (ii) above, and if bid and asked prices for shares of Common Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the Pink OTC Markets, Inc.) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

(iv) If shares of Common Stock of the same class are not listed or admitted to unlisted trading privileges as provided in paragraph (i) above and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the Pink OTC Markets, Inc.) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes;

(v) If shares of Common Stock of the same class are listed or admitted to unlisted trading privileges as provided in paragraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the Pink OTC Markets, Inc.) as provided in paragraph (ii) above or paragraph (iii) above at the date of determining the Fair Market Value, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Common Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of paragraph (i), (ii), or (iii) above; or

(vi) The foregoing notwithstanding, with respect to the determination of Fair Market Value on the Grant Date, means the price at which a share of Common Stock is offered to the public on such date in the initial public offering of the Common Stock.

(m) “Grant Date” means the Effective Date.

(n) “Gross Earnings” means an Employee’s regular straight-time earnings in effect for each payroll period for which payroll deductions are being made during an Offering Period, plus the Employee’s sales commissions paid during the Offering Period, but excluding any payments for overtime, bonuses, special payments, other incentive compensation and any automobile or other expense allowance or reimbursement.

(o) “Last Day of the Offering Period” means, with respect to the Grant Date, the January 31, April 30, July 31 or October 31 which first occurs at least three (3) months after such Grant Date. Such term means, with respect to any Quarterly Grant Date, the January 31, April 30, July 31 or October 31 which next occurs after such Quarterly Grant Date.

(p) “Offering Period” means, with respect to the Grant Date or any Quarterly Grant Date, the period beginning on such date and ending on the Last Day of the Offering Period.

(q) “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 3.3.

(r) “Payroll Deduction Account” means the separate account established for each Participant to reflect the Participant’s payroll deductions and contributions to the Plan.

(s) “Plan Year” means the twelve (12) month period beginning each February 1 and ending each January 31. However, the first Plan Year will be a long Plan Year beginning on the Effective Date and ending on March 31, 1996.

(t) “Purchase Price” means the lower of (a) 85 percent of the Fair Market Value of the Common Stock on the Quarterly Grant Date applicable to an Offering Period, or (b) 85 percent of the Fair Market Value of the Common Stock on the Stock Purchase Date. The Purchase Price of the Common Stock will include applicable commissions and brokerage fees, if any.

(u) “Quarterly Grant Date” means any February 1, May 1, August 1, and November 1 which occurs after the January 31, April 30, July 31 or October 31 which first occurs at least three (3) months after the Grant Date and prior to the termination of the Plan.

(v) “Stock Purchase Date” means, the first Business Day after the Last Day of the Offering Period.

(w) “Subsidiary” means any entity which is a “subsidiary corporation” of the Company within the meaning of Section 424 of the Code.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1 Initial Eligibility. Each Employee who has been employed by the Company or a Designated Subsidiary preceding the first day of an Offering Period will be eligible to participate in the Plan for such Offering Period (an “Eligible Employee”).

Section 3.2 Leave of Absence; Termination of Employment. For purposes of participation in the Plan, a person on leave of absence will be deemed to be an Employee for the first three (3) months of such leave of absence or until such later day as of which such person’s reemployment is guaranteed by contract or statute (“Guaranteed Reemployment Date”). However, such an Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan at the close of business on the first day following such three (3) month period of such leave of absence or the Guaranteed Reemployment Date (whichever is applicable) unless the Employee returns to full-time employment with the Company or a Designated Subsidiary on or before such date.

If an Employee’s employment terminates, including but not limited to termination because such Employee’s leave of absence terminates other than by reason of a return to full-time employment with the Company or a Designated Subsidiary, the Employee’s employment with the Company or Designated Subsidiary will be deemed to have terminated for purposes of the Plan and such Employee will no longer be eligible to participate in the Plan and purchase Common Stock under the Plan.

If an Employee’s employment with the Company or a Designated Subsidiary terminates, but such Employee continues to be employed by a subsidiary of the Company immediately following termination of the Employee’s employment with the Company or a Designated Subsidiary, such Employee will not be deemed to have terminated such Employee’s participation in the Plan unless such Employee withdraws from participation; however, notwithstanding the foregoing, no such Participant shall be allowed to continue making contributions during the applicable Offering Period or be eligible to participate in the Plan in any subsequent Offering Period, unless the applicable subsidiary is a Designated Subsidiary.

Section 3.3 Commencement of Participation. Each Eligible Employee may elect to participate in the Plan by completing and forwarding a payroll deduction authorization form to the Employee’s appropriate payroll location on or before the date(s) specified by the Committee. The form will authorize regular payroll deductions over the following Offering Period in terms of whole number percentages or dollar amounts up to fifteen percent (15%) of the Employee’s Gross Earnings for such Offering Period; provided, that the Committee, in its sole discretion, may permit an Employee to designate minimum or maximum contributions, specify different deduction instructions applicable to different components of his or her gross earnings, or otherwise provide instructions which the Committee determines to be administratively feasible.

ARTICLE IV

PAYROLL DEDUCTIONS

Section 4.1 Amount of Deduction. At the time an Eligible Employee files his authorization for payroll deduction, he or she will elect to have deductions made from his or her pay on each payday during the time he or she is a Participant at the rate specified in Section 3.3. Such payroll deductions shall be made regularly and in equal amounts during the Offering Period. No contributions shall be allowed under the Plan by payroll deduction except to the extent that acceptance of other contributions shall be required by statute.

Section 4.2 Participant’s Account. All payroll deductions made for a Participant will be credited to his or her Payroll Deduction Account. A Participant may not make any separate cash payment into such account except with respect to periods when the Participant is on leave of absence and then only as provided in Section 4.4.

Section 4.3 Changes in Payroll Deductions. A Participant may not increase or decrease his or her payroll deduction during the Offering Period unless the Committee, in its sole discretion, determines otherwise. A Participant may discontinue his or her participation in the Plan during an Offering Period, but will not be eligible to recommence participation in the Plan for the Offering in accordance with Section 6.1.

Section 4.4 Leave of Absence. If a Participant goes on a leave of absence, such Participant will have the right to continue participating in the Plan to the extent he or she has Gross Earnings. If the Participant does not have any Gross Earnings during such leave of absence, his or her payroll deductions will be suspended and no further contributions shall be allowed during the leave of absence except as required by statute, but the Participant shall participate in purchases pursuant to Article V unless he or she withdraws from participation. If the Participant returns to employment with the Company or Designated Subsidiary before the end of three (3) months after such leave of absence began, or the Guaranteed Reemployment Date (if applicable), the Participant will recommence payroll deductions as of the date of his or her reemployment. If the Participant does not return to employment with the Company or a Designated Subsidiary within three (3) months after the date his or her leave of absence began, or the Guaranteed Reemployment Date (if applicable), his or her employment with the Company or Designated Subsidiary will be deemed to have terminated and his or her participation in the Plan will cease.

ARTICLE V

PURCHASE OF STOCK

Section 5.1 Grant of Option. (a) Each individual who is an Eligible Employee as of the initial Grant Date is granted an option to purchase at the Purchase Price the number of shares of Common Stock equal to 15 percent of the Eligible Employee’s Gross Earnings for the Offering Period with respect to the Grant Date divided by the Purchase Price.

(b) Each individual who is an Eligible Employee as of any Quarterly Grant Date is granted an option to purchase at the Purchase Price the number of shares of Common Stock equal to 15 percent of the Eligible Employee’s Gross Earnings for the Offering Period with respect to such Quarterly Grant Date.

Section 5.2 Limitation on Employee Stock Purchases. The provisions of Section 5.1 notwithstanding, no Participant may purchase more than Twenty-five thousand ($25,000) of Common Stock under this Plan (based upon the Fair Market Value of the Common Stock at the time the right is granted) in one (1) year, considering both this Plan and any other stock purchase plan of the Company and its Subsidiaries. In addition, no Participant will be allowed to purchase stock under the Plan to the extent that immediately after the grant, such Participant would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 5.2, the rules of section 424(d) of the Code will apply in determining stock ownership of any Participant.

Section 5.3 Method of Purchase. As of each Stock Purchase Date, each Participant having funds in his or her Payroll Deduction Account automatically will purchase the number of whole shares of Common Stock determined by dividing the sum of the balance in the Participant’s Payroll Deduction Account on the Last Day of the Offering Period by the Purchase Price.

Section 5.4 Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan and any accumulated payroll deductions or contributions which would have been used to purchase fractional shares of Common Stock will be retained in the Employee’s Payroll Deduction Account and used to purchase shares of Common Stock on the next Stock Purchase Date; provided however, if the funds remain after the last Stock Purchase Date in the Plan Year the Participant may elect to have such amounts returned to him without interest.

Section 5.5 Delivery of Stock. All shares of Common Stock purchased as of a Stock Purchase Date will be delivered to the Participant as soon as practicable following such date.

Section 5.6 Participant’s Interest in Purchased Stock. The Participant will have no rights (including but not limited to voting or dividend rights) or interest in the shares of Common Stock available under the Plan until such shares have been purchased for such Participant pursuant to Section 5.3.

Section 5.7 Registration of Stock. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Committee before the Stock Purchase Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent allowed by applicable law.

Section 5.8 Restrictions on Purchase. The Board of Directors may, in its discretion, require as conditions to the purchase of the shares of Common Stock reserved for issuance under the Plan that such shares be duly listed on a stock exchange, and that either:

(a) A Registration Statement under the Securities Act of 1933, as amended, with respect to said shares is effective, or

(b) The Participant represents at the time of purchase, in form and substance satisfactory to the Committee, that it is such Participant’s intention to purchase the shares for investment and not for resale or distribution.

ARTICLE VI

CESSATION OF PARTICIPATION

Section 6.1 In General. As indicated in Section 4.3, a Participant may terminate his or her Participation in the Plan at any time by giving written notice to the Committee.

Section 6.2 Termination of Employment. Upon termination of the Participant’s employment with the Company or a Designated Subsidiary for any reason, including retirement or death, or a continuation of a leave of absence for a period beyond three (3) months or, if applicable, the

Guaranteed Reemployment Date, the Participant’s participation in the Plan will terminate and any funds accumulated in the Participant’s Payroll Deduction Account will be returned to such Participant, or, in the case of such Participant’s death, to the person or persons entitled such funds under Section 8.1. Upon such termination of employment, the Participant will forfeit any nonvested shares of Common Stock credited to his or her Stock Purchase Account.

ARTICLE VII

ADMINISTRATION

Section 7.1 Appointment of Committee. The Board of Directors will appoint the Committee to administer the Plan, which will consist of no fewer than two (2) members of the Board of Directors. No member of the Committee will be eligible to purchase Common Stock under the Plan. Notwithstanding the foregoing, the Board may decline to appoint a Committee and, in such event, the Board shall serve as the Committee hereunder. The Committee shall be constituted so that, as long as Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a Disinterested Person (as defined in Rule 16b-3) and so that the Plan in all other applicable respects will qualify transactions related to the Plan for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3, to the extent exemptions thereunder may be available. Persons elected to serve on the Committee as Disinterested Persons shall not be eligible to participate in the Plan or acquire equity securities under any plan of the Corporation or its affiliates while they are serving as members of the Committee; shall not have received equity securities under any plan of the Corporation or its affiliates within one year before their appointment to the Committee becomes effective; and shall not be eligible to receive equity securities under any plan of the Corporation or its affiliates for such period following service on the Committee as may be required by Rule 16b-3 for that person to remain a Disinterested Person, in each case except for equity securities granted as provided in paragraphs (c)(2)(i)(A), (B), (C), or (D) of Rule 16b-3.

Section 7.2 Authority of Committee. Subject to the express provisions of the Plan, the Committee will have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on such matters shall be conclusive.

Section 7.3 Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee may select one (1) of its members as its Chairman and will hold its meetings at such times and places as it deems advisable and may hold meetings by telephone. A majority of the Committee’s members will constitute a quorum. All determinations of the Committee will be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it deems proper. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and will make such rules and regulations for the conduct of its business as it deems advisable.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Designation of Beneficiary. A Participant may designate in writing a Beneficiary to receive any shares of Common Stock and/or cash upon the Participant’s death. Such Beneficiary designation may be changed by the Participant at any time by written notice to the Committee. Upon the death of the Participant and upon the receipt by the Committee of proof of the identity and existence of a Beneficiary validly designated by the Participant under the Plan, the Committee will deliver such shares of Common Stock and/or cash to such Beneficiary. In the event of the death of a Participant and in the absence of a validly designated Beneficiary who is living at the time of such Participant’s death, the Committee will deliver such Common Stock and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such shares of Common Stock and/or cash to the Participant’s spouse or dependents as the Company may designate. No Beneficiary will, before the death of the Participant by whom he has been designated, acquire any interest in the shares of Common Stock issued to, or the cash credited to, the Participant under the Plan.

Section 8.2 Transferability. Neither the payroll deductions or contributions credited to a Participant’s Payroll Deduction Account nor any rights with regard to the right to purchase or receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition will be without effect.

Section 8.3 Adjustment in Case of Changes Affecting the Company’s Stock. In the event of a subdivision of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares of Common Stock reserved or authorized to be reserved under this Plan will be increased proportionately, and such other adjustments may be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments will be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of section 424 of the Code.

Section 8.4 Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that no such amendment shall affect options previously granted to the extent that any Participant would be adversely affected by the amendment. In addition, no amendment of the Plan may be made without the prior approval of the holders of a majority of the shares of Common Stock of the Company then issued and outstanding and entitled to vote, if such amendment would:

(a) Increase or decrease the number of shares of Common Stock reserved under the Plan (other than as provided in Section 8.3);

(b) Materially modify the eligibility requirements of the Plan; or

(c) Materially increase the benefits which may accrue under the Plan.

Section 8.5 Termination of the Plan. The Plan and all rights of Participants under the Plan will terminate:

(a) On the Stock Purchase Date that a Participant becomes entitled to purchase a number of shares of Common Stock equal to or greater than the remaining number of reserved shares available for purchase under the Plan, or

(b) At any time, at the discretion of the Board of Directors, except that no such termination shall affect previously granted options to the extent that such termination would adversely affect the rights of participants.

If the Plan terminates under circumstances described in (a) above, any reserved shares of Common Stock remaining as of the termination date will be issued to Participants on a pro rata basis. Upon termination of this Plan all amounts in the Payroll Deduction Accounts of Participants will be promptly refunded.

Section 8.6 Effective Date of Plan. The Plan will become effective on the date of the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, relating to the initial public offering of the Common Stock; provided, however, that the Plan will not become effective if the sale of Common Stock to the public contemplated by such Registration Statement does not occur, and nothing herein shall be construed as a promise by the Company to offer to sell its Common Stock to the public.

Section 8.7 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any Employee or class of Employees any right to continue employment with the Company or a Subsidiary, and the Plan will not interfere in any way with the Company’s or its Subsidiaries’ rights to terminate, or otherwise modify, an Employee’s employment at any time.

Section 8.8 Company Has No Responsibility for Taxes. The Company makes no guarantee or warranty with respect to the tax ramifications of participation in the Plan. The Company will not pay to or in respect of, reimburse or hold harmless any Participant with respect to any tax liability incurred by such Participant in connection with such participation.

Section 8.9 No Interest. No interest shall accrue or be paid on the payroll deductions of a Participant in the Plan.

Section 8.10 Foreign Employees. The Committee may restrict the participation of foreign Employees if the Committee deems such restrictions advisable in light of domestic or foreign tax or securities laws, providing that such restrictions do not cause the Plan to fail to satisfy the provisions of section 423 of the Code.

Section 8.11 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be required to segregate such payroll deductions.

Section 8.12 Effect of Plan. The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of the creditors of such Employee.

Section 8.13 Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL # g	000000000000
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:          ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees
01	Jeffrey L. Kodosky 02 Dr. Donald M. Carlton 03 Michael E. McGrath
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	To increase the number of shares reserved under NI’s 1994 Employee Stock Purchase Plan by 3,000,000 shares.							☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2014.							☐	☐	☐
4.	To consider and approve an advisory (non-binding) proposal concerning our executive compensation program.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.								☐	☐	☐

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

Proxy National Instruments Corporation 2014 Annual Meeting of Stockholders May 13, 2014

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (“NI”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 2014, and the 2013 Annual Report to Stockholders and hereby appoints James J. Truchard and Jeffrey L. Kodosky, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 13, 2014 at 9:00 a.m. local time, at the Company’s headquarters at 11500 North Mopac Expressway, Building C, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF JEFFREY L. KODOSKY, DR. DONALD M. CARLTON AND MICHAEL E. MCGRATH; “FOR” AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER NI’S 1994 EMPLOYEE STOCK PURCHASE PLAN BY 3,000,000 SHARES; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NI’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014; “FOR” THE APPROVAL OF NI’S EXECUTIVE COMPENSATION PROGRAM; AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side